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                                                            Exhibit 23.03

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Aetna Services, Inc. (formerly "Aetna Life and Casualty Company"):


We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3 of Travelers Property Casualty Corp. (the "Company") of our report on the combined financial statements of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries dated February 28, 1996, which are incorporated by reference in the 1996 Annual Report on Form 10-K of the Company, as amended, and which is incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change to the methods of accounting for certain investments in debt and equity securities, workers' compensation life table indemnity reserves and retrospectively rated reinsurance contracts in 1993.

                                          /s/ KPMG Peat Marwick LLP


Hartford, Connecticut
November 12, 1997